UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2019

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TTNP	Nasdaq Capital Market

Item 8.01. Other Events.

On June 26, 2019, Titan Pharmaceuticals, Inc. (“Titan”) was advised that Molteni & C. dei F.lli Alitti Società di Esercizio S.p.A. (“Molteni”) had received notification that the European Commission (“EC”) has approved Sixmo-buprenorphine, the brand name for Probuphine (buprenorphine) implant in the European Union (“EU”). The EC’s decision applies to all 28 EU member states, where Sixmo is now approved for substitution treatment for opioid dependence in clinically stable adult patients who require no more than 8 mg/day of sublingual buprenorphine, within a framework of medical, social and psychological treatment. Molteni has the exclusive right to commercialize Probuphine in the EU in exchange for payment to Titan of earn-out payments on net sales ranging from the low-teens to mid-twenties, as well as payments upon the achievement of certain regulatory milestones.

Titan will issue Molteni 448,287 shares of its common stock in connection with the automatic conversion upon EC approval of outstanding principal and accrued interest totaling $672,431 under the Unsecured Convertible Loan Agreement between the parties dated September 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	Chief Executive Officer and President

Dated: June 27, 2019